SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Total Return Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For        Against     Abstain
      174,505,233   4,236,324   8,954,453

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                              Broker
          For       Against     Abstain     Non-Votes
      133,032,139  8,583,794   15,673,565   30,406,512

Investment policies

                                              Broker
          For       Against     Abstain     Non-Votes
      133,028,769  8,567,261   15,693,467   30,406,512

Diversification

                                              Broker
          For       Against     Abstain     Non-Votes
      133,224,485  8,370,687   15,694,325   30,406,512

Borrowing

                                              Broker
          For       Against     Abstain     Non-Votes
      132,981,247  8,615,090   15,693,161   30,406,512

Senior securities

                                              Broker
          For       Against     Abstain     Non-Votes
      133,229,390  8,366,946   15,693,161   30,406,512

Concentration

                                              Broker
          For       Against     Abstain     Non-Votes
      133,213,205  8,381,967   15,694,325   30,406,512

Underwriting of securities

                                              Broker
          For       Against     Abstain     Non-Votes
      133,231,658  8,364,679   15,693,161   30,406,512

Investment in real estate

                                              Broker
          For       Against     Abstain     Non-Votes
      133,172,180  8,424,157   15,693,161   30,406,512

Purchase of commodities

                                              Broker
          For       Against     Abstain     Non-Votes
      133,019,913  8,576,423   15,693,161   30,406,512

Lending

                                              Broker
          For       Against     Abstain     Non-Votes
      133,029,840  8,565,097   15,694,560   30,406,512

Margin purchases and short sales

                                              Broker
          For       Against     Abstain     Non-Votes
      132,779,218  8,817,118   15,693,161   30,406,512

Pledging of assets

                                              Broker
          For       Against     Abstain     Non-Votes
      132,847,954  8,746,304   15,695,240   30,406,512

Purchases of securities

                                              Broker
          For       Against     Abstain     Non-Votes
      133,155,642  8,437,355   15,696,500   30,406,512

Purchases of options and warrants

                                              Broker
          For       Against     Abstain     Non-Votes
      133,037,001  8,558,075   15,694,421   30,406,512



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